Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to incorporation by reference in this registration statement on Form S-8 of PRIMEDIA Inc. of our report dated January 24, 2000, relating to the consolidated balance sheet of About.com, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the April 26, 2001 current report on Form 8-K/A of PRIMEDIA Inc.

                                                         KPMG LLP

New York, New York
July 2, 2001